Exhibit 99.1

GAP INC. REPORTS FOURTH QUARTER EARNINGS PER SHARE UP 18 PERCENT

Company Grows Full Year Sales by 3 Percent and Achieves 19 Percent EPS Increase in 2010

SAN FRANCISCO – February 24, 2011 – Delivering its fourth consecutive year of double-digit earnings per share growth, Gap Inc. (NYSE:GPS) today reported earnings per share for fiscal year 2010 increased 19 percent to $1.88 on a diluted basis compared with $1.58 on a diluted basis for fiscal year 2009. Net earnings grew by $102 million to $1.2 billion.

“During 2010, we executed well on our goal of delivering sales improvement alongside our fourth consecutive year of double-digit earnings per share growth,” said Glenn Murphy, chairman and chief executive officer of Gap Inc. “We remain committed to investing in the future and executing with speed and consistency, allowing us to capitalize on the enormous global growth potential ahead of us.”

Over the past year, Gap Inc. delivered on its promise to bring more customers worldwide the opportunity to purchase its products. In fiscal year 2010, the company opened its first flagship stores in Italy and China and expanded its online presence to over 90 countries, including the launch of dedicated sites in Canada, Europe and China. The company’s online and international businesses represented 22 percent of the total fiscal year 2010 revenue, up 2 percent from the previous year.

Top line growth will continue to be a focus in fiscal year 2011. The company plans to make targeted, long-term growth investments such as the following: continuing to remodel Old Navy stores with the goal of having nearly 400 in the new format by the end of fiscal year 2011; opening about 75 new franchise stores; opening about 50 company-owned stores internationally, including about 10 to 15 stores in China, 8 to 10 stores in Italy, and 25 outlet stores; expanding Athleta in North America, with about 8 to 10 store openings by the end of fiscal year 2011; and continuing to grow online, both internationally and domestically.

Fiscal Year 2010 Financial Performance Highlights

•	Fiscal year 2010 net sales increased 3 percent to $14.7 billion compared with $14.2 billion last year.

•	Fiscal year 2010 diluted earnings per share increased 19 percent to $1.88 compared with $1.58 last year.

•	Fiscal year 2010 sales for the Direct division grew 16 percent over last year.

•	During fiscal year 2010, the company repurchased about 96 million shares for $2.0 billion.

•	Operating margin for fiscal year 2010 was 13.4 percent compared with 12.8 percent for fiscal year 2009.

Fourth Quarter Results

For the fourth quarter, which ended January 29, 2011, the company’s net earnings increased 4 percent to $365 million, or $0.60 per share on a diluted basis, compared with $352 million, or $0.51 per share on a diluted basis, for the same period last year.

Fourth quarter net sales were $4.36 billion compared with $4.24 billion for the fourth quarter of last year. The company’s fourth quarter comparable store sales were flat compared with an increase of 2 percent in the fourth quarter of the prior year. The company’s sales for the Direct division for the fourth quarter increased 23 percent to $404 million compared with $329 million for the fourth quarter of last year.

Fiscal Year 2010 Results

Net sales were $14.66 billion for the 52 weeks ended January 29, 2011, which is an increase of 3 percent compared with net sales of $14.20 billion for the 52 weeks ended January 30, 2010. The company’s fiscal year 2010 comparable store sales increased 1 percent compared with a decrease of 3 percent for the prior year. The company’s sales for the Direct division for fiscal year 2010 increased 16 percent to $1.30 billion compared with $1.12 billion in the prior year. The company’s comparable store sales including the associated comparable online sales increased 2 percent for fiscal year 2010.

Beginning in fiscal 2011, the company will report comparable sales both including and excluding the associated comparable online sales.

Sales Results By Division

The following table represents the company’s comparable store sales and net sales for the fourth quarter and fiscal year 2010 compared with the prior year:

	Fourth Quarter Comparable Store Sales*		Fourth Quarter Net Sales		Fiscal Year Comparable Store Sales*		Fiscal Year Net Sales
	2010	2009	2010	2009	2010	2009	2010	2009
Gap North America	-2%	-1%	$1.10 billion	$1.12 billion	-1%	-7%	$3.80 billion	$3.82 billion
Banana Republic North America	1%	-2%	$677 million	$664 million	3%	-9%	$2.27 billion	$2.20 billion
Old Navy North America	1%	7%	$1.56 billion	$1.57 billion	2%	3%	$5.37 billion	$5.34 billion
International	-1%	-2%	$620 million	$553 million	1%	-4%	$1.92 billion	$1.73 billion
Gap Inc. Direct	n/a	n/a	$404 million	$329 million	n/a	n/a	$1.30 billion	$1.12 billion
Gap Inc.	Flat	2%	$4.36 billion	$4.24 billion	1%	-3%	$14.66 billion	$14.20 billion

*	The comparable store sales calculation excludes the company’s wholesale business and franchise business.

Additional Results and 2011 Outlook

Earnings per Share

The company expects diluted earnings per share to be in the range of $1.88 to $1.93 for fiscal year 2011.

Depreciation and Amortization

Fiscal year 2010 depreciation and amortization expense, net of amortization of lease incentives, was $562 million. The company expects depreciation and amortization expense, net of amortization of lease incentives, for fiscal year 2011 to be about $550 million.

Operating Expenses

Fourth quarter operating expenses were $1.1 billion, down $10 million from the prior year. Marketing expenses for the fourth quarter were $160 million.

Fiscal year 2010 operating expenses were $3.9 billion, about flat to last year. Marketing expenses for the full year were $516 million.

Operating Margin

The company expects that operating margin for fiscal year 2011 will likely decrease driven by pressure from sourcing cost inflation.

Effective Tax Rate

The effective tax rate was 38.9 percent for the fourth quarter of fiscal year 2010. The effective tax rate for fiscal year 2010 was 39.3 percent. The company expects the effective tax rate to be about 39 percent for fiscal year 2011.

Inventory

On a year-over-year basis, the company reported that inventory per square foot was up 9 percent at the end of the fourth quarter of fiscal year 2010.

Given Gap Inc.’s objective to at least maintain sales in downsized stores in North America, the company is transitioning to a new metric, inventory per store. On a year-over-year basis, inventory per store was up 8 percent at the end of the fourth quarter of fiscal year 2010. The company expects inventory per store at the end of the first quarter of fiscal year 2011 to be up in the high single digits compared with the first quarter of fiscal year 2010. Please see the Financials section under the Investors tab on www.gapinc.com for the company’s explanation of numerical range guidance.

Cash and Cash Equivalents and Short-term Investments

The company ended the year with $1.7 billion in cash and cash equivalents and short-term investments. For fiscal year 2010, free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was an inflow of $1.2 billion compared with an inflow of $1.6 billion last year. Please see the reconciliation of free cash flow, a non-GAAP financial measure, to the GAAP financial measure in the tables at the end of this release.

Share Repurchases

During the fourth quarter, the company repurchased about 28 million shares for $598 million. For fiscal year 2010, the company repurchased about 96 million shares for a total of $2.0 billion.

In a separate release today, the company announced that its Board of Directors authorized an additional $2 billion share repurchase program.

Dividends

The company paid a dividend of $0.10 per share during the fourth quarter.

In a separate release today, the company announced that its Board of Directors intends to increase the annual dividend per share from $0.40 in fiscal year 2010 to $0.45 for fiscal year 2011. The Board of Directors declared the first quarterly dividend of $0.1125 per share payable on or after April 27, 2011 to shareholders of record at the close of business on April 6, 2011. Additional quarterly dividends are expected to be paid in July, October and January.

Capital Expenditures

Fiscal year 2010 capital expenditures were $557 million. The company expects fiscal year 2011 capital spending to increase to about $575 million, driven by investments in global expansion and to support continuation of Old Navy store remodels.

Real Estate

During the fourth quarter of fiscal year 2010, the company opened 40 store locations and closed 41 store locations.

In fiscal year 2010, the company opened 118 stores weighted towards international outlets and franchise, and closed 103 stores weighted towards Gap North America.

The company ended fiscal year 2010 with 3,246 store locations in 31 countries, and net square footage of company-owned stores decreased 2 percent from the end of fiscal year 2009.

In fiscal year 2011, the company expects to open about 190 stores of which 125 are international including franchise stores. The company expects that it will close about 125 stores, weighted towards Gap North America. Full year net square footage for company-owned stores is expected to decrease by about 3 percent for fiscal year 2011 compared with the previous year.

	Quarter Ended January 29, 2011
	Store Locations Beginning of Q4	Store Locations Opened	Store Locations Closed	Store Locations End of Q4	Square Feet (millions)
Gap North America	1,127	5	21	1,111	11.1
Gap Europe	184	1	1	184	1.6
Gap Asia	126	9	—	135	1.3
Old Navy North America	1,036	7	16	1,027	19.0
Banana Republic North America	577	2	3	576	4.9
Banana Republic Asia	28	1	—	29	0.2
Banana Republic Europe	4	1	—	5	0.1
Athleta	—	1	—	1	—
Company-Owned Stores Total	3,082	27	41	3,068	38.2
Franchise	165	13	—	178	N/A

Total Stores	3,247	40	41	3,246	38.2

Webcast and Conference Call Information

Mark Webb, vice president, Investor Relations, will host a summary of Gap Inc.’s fourth quarter fiscal year 2010 results in a live conference call and real-time webcast at approximately 5 p.m. Eastern time today. Mr. Webb will be joined by Glenn Murphy, Gap Inc. chairman and chief executive officer, and Sabrina Simmons, Gap Inc. chief financial officer.

To access the conference call, please dial (800) 374-0168, or (706) 634-0994 for international callers. The webcast is located on the Financial News and Events page of the Investors section at www.gapinc.com. Replay of this event will be made available on (800) GAP-NEWS for four weeks after this announcement and archived on www.gapinc.com.

February Sales

The company will report February sales on March 3, 2011.

Forward-Looking Statements

This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	Old Navy store remodels;

•	international growth and store openings;

•	franchise, online and outlet growth;

•	expansion of Athleta in North America;

•	international and domestic online growth;

•	earnings per share for fiscal year 2011;

•	operating margin for fiscal year 2011;

•	returning cash to shareholders and shareholder distributions;

•	dividend amounts and timing in fiscal year 2011;

•	effective tax rate for fiscal year 2011;

•	inventory per store at the end of the first quarter of fiscal year 2011;

•	depreciation and amortization for fiscal year 2011;

•	capital expenditures for fiscal year 2011;

•	store openings and closings for fiscal year 2011 and weightings by division;

•	real estate square footage for fiscal year 2011;

•	total sales and comparable store sales growth;

•	inventory costs, inflationary sourcing environment, and impact on margins;

•	leveraging rent and occupancy and operating expenses; and

•	delivering value to shareholders.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•

the risk that adjustments to the company’s unaudited financial statements may be identified through the course of the company’s independent registered public accounting firm completing its integrated audit of the company’s financial statements and financial controls;

•	the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences;

•	the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company’s financial performance or strategies;

•	the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors;

•	the risk that the company will be unsuccessful in identifying and negotiating new store locations and renewing or modifying leases for existing store locations effectively;

•	the risk that comparable store sales and margins will experience fluctuations;

•	the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives;

•	the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods;

•	the risk that changes to the company’s information technology systems may disrupt its operations;

•

the risk that trade matters, sourcing costs, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations, or impact the company’s financial results;

•	the risk that the company’s efforts to expand internationally may not be successful and could impair the value of its brands;

•	the risk that the company’s franchisees will be unable to successfully open, operate and grow the company’s franchised stores;

•

the risk that acts or omissions by the company’s third party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on the company’s reputation or operations;

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition and results of operations;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, expenses, and/or planned strategies.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010. Readers should also consult the company’s quarterly report on Form 10-Q for the fiscal quarter ended October 30, 2010.

These forward-looking statements are based on information as of February 24, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-owned stores, about 175 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Aina Konold

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com

The Gap, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

($ in millions)	January 29, 2011	January 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,561	$2,348
Short-term investments	100	225
Merchandise inventory	1,620	1,477
Other current assets	645	614

Total current assets	3,926	4,664
Property and equipment, net	2,563	2,628
Other long-term assets	576	693

Total assets	$7,065	$7,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,049	$1,027
Accrued expenses and other current liabilities	996	1,063
Income taxes payable	50	41

Total current liabilities	2,095	2,131
Lease incentives and other long-term liabilities	890	963
Total stockholders’ equity	4,080	4,891

Total liabilities and stockholders’ equity	$7,065	$7,985

The Gap, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

	13 Weeks Ended		52 Weeks Ended
($ and shares in millions except per share amounts)	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Net sales	$4,364	$4,236	$14,664	$14,197
Cost of goods sold and occupancy expenses	2,695	2,563	8,775	8,473

Gross profit	1,669	1,673	5,889	5,724
Operating expenses	1,076	1,086	3,921	3,909

Operating income	593	587	1,968	1,815
Interest, net	(4)	—	(14)	(1)

Income before income taxes	597	587	1,982	1,816
Income taxes	232	235	778	714

Net income	$365	$352	$1,204	$1,102

Weighted-average number of shares - basic	606	686	636	694
Weighted-average number of shares - diluted	612	693	641	699

Earnings per share - basic	$0.60	$0.51	$1.89	$1.59
Earnings per share - diluted	$0.60	$0.51	$1.88	$1.58

The Gap, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	52 Weeks Ended
($ in millions)	January 29, 2011	January 30, 2010
Cash flows from operating activities:
Net income	$1,204	$1,102
Depreciation and amortization (a)	562	573
Change in merchandise inventory	(127)	43
Other, net	105	210

Net cash provided by operating activities	1,744	1,928

Cash flows from investing activities:
Purchases of property and equipment	(557)	(334)
Proceeds from sale of property and equipment	—	1
Purchases of short-term investments	(475)	(350)
Maturities of short-term investments	600	125
Change in restricted cash	4	21
Change in other long-term assets	(1)	—

Net cash used for investing activities	(429)	(537)

Cash flows from financing activities:
Payments of long-term debt	—	(50)
Proceeds from issuance of short-term debt	6	—
Payments of short-term debt	(3)	—
Proceeds from share-based compensation, net of withholding tax payments	70	56
Repurchases of common stock	(1,959)	(547)
Excess tax benefit from exercise of stock options and vesting of stock units	11	4
Cash dividends paid	(252)	(234)

Net cash used for financing activities	(2,127)	(771)

Effect of foreign exchange rate fluctuations on cash	25	13

Net increase (decrease) in cash and cash equivalents	(787)	633
Cash and cash equivalents at beginning of period	2,348	1,715

Cash and cash equivalents at end of period	$1,561	$2,348

(a)	Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.

SEC REGULATION G

UNAUDITED

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	52 Weeks Ended
($ in millions)	January 29, 2011	January 30, 2010
Net cash provided by operating activities	$1,744	$1,928
Less: purchases of property and equipment	(557)	(334)

Free cash flow (a)	$1,187	$1,594

(a)	Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.